Exhibit 99.1

Revolution Lighting Technologies Reports Fourth Quarter 2014 Preliminary Financial Highlights

Stamford, CT, March 5, 2015 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced preliminary financial highlights for the fourth quarter ended December 31, 2014 in advance of its participation in the 27th Annual Roth Conference to be held the week of March 9, 2015. A full release of the company’s financial performance will be provided with the company’s filing of its Form 10-K on March 16, 2015.

Results for the fourth quarter of 2014 were in line with expectations. Sales for the fourth quarter of 2014 were $27.5 million resulting in positive cash flow from operations and positive Adjusted EBITDA of $1.0 million. Sales for the fourth quarter of 2013 were $7.1 million with negative Adjusted EBITDA of $2.4 million. Sales for the current quarter reflect a yearly run rate of approximately $110 million.

The previous guidance for 2015 is reiterated: Sales approximating $125 million with Adjusted EBITDA margins approximating 10-12 percent.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. (NASDAQ:RVLT) is a leading LED lighting solutions company. We design, manufacture, market and sell energy-efficient LED and conventional lighting solutions with a strong presence in the industrial, commercial and government markets in the United States, Canada, and around the world. Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive product platform of high-quality interior and exterior LED lamps and fixtures with a focus on the developing market for LED lighting solutions.

Revolution Lighting markets and distributes our products through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Other brands within our RVLT family include Lumificient, which supplies LED illumination for the signage industry; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. For additional information visit: www.rvlti.com

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue, Adjusted EBITDA and cash flow outlook for the full year 2015. Such forward-looking statements are within the meaning of that term in Section

27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2013. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, interest, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non-cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measures provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the quarters ended December 31, 2014 and December 31, 2013 follows:

	(in millions)
	Three Months Ended
(in millions)	December 2014	December 2013
Net Loss	$(2.6)	$(3.3)
Severance and transition costs	—	0.1
Acquisition related costs	1.6	0.2
Depreciation and amortization	1.8	0.5
Interest Expense	0.2	—
Stock compensation	1.1	0.1
Deferred income tax benefit	(1.1)	—

Adjusted EBITDA	$1.0	$(2.4)